UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Patterson Companies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0 -11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

March 24, 2025

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Shareholder Litigation and Supplemental Proxy Statement Disclosures

As previously disclosed, on December 10, 2024, Patterson Companies, Inc., a Minnesota corporation (the “Company” or “Patterson”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Paradigm Parent, LLC, a Delaware limited liability company (“Parent”), and Paradigm Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct and wholly-owned subsidiary of Parent.

On February 27, 2025, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for the solicitation of proxies in connection with the special meeting of the Company’s shareholders to be held on April 1, 2025, for purposes of voting on, among other things, a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Through March 21, 2025, two substantially similar actions have been filed by purported Company shareholders against the Company and the Company’s board of directors, and the Company has received several demand letters alleging failures to disclose material information in the Proxy Statement, which allegedly rendered the Proxy Statement false and misleading. On March 11, 2025, a lawsuit styled Turner v. Patterson Companies, Inc., et al., was filed in the Supreme Court of the State of New York, County of New York. On March 12, 2025, a lawsuit styled Jones v. Patterson Companies, Inc., et al., was filed in the Supreme Court of the State of New York, County of New York. Specifically, the complaints and demand letters allege, among other things, that the Proxy Statement failed to disclose material information regarding the sales process conducted by the Company, the Company’s financial projections and the financial analysis by the financial advisor to the Company’s Board of Directors. The complaints seek to enjoin the Merger unless and until the alleged omitted material information is disclosed and/or rescissory damages, compensatory damages, attorneys’ fees and other litigation costs.

The Company believes the complaints and demands are without merit, that the Proxy Statement fully complies with the Securities Exchange Act of 1934, and all other applicable law, and that no further disclosure is required. However, solely to avoid the risk of delaying or otherwise adversely affecting the consummation of the Merger and to minimize the expense and distraction of defending any potential actions, Patterson hereby voluntarily amends and supplements the Proxy Statement as set forth in this Current Report on Form 8-K. Nothing in the supplemental disclosures set forth below should be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Patterson’s board of directors unanimously (with Donald J. Zurbay, Chief Executive Officer and Director of the Company, having recused himself) recommends that you vote: (i) ”FOR” the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) ”FOR” the proposal to adjourn the special meeting to a later date or dates if necessary; and (iii) ”FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger, each as described in the Proxy Statement.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Proxy Statement. All page references in this Current Report on Form 8-K are to pages of the Proxy Statement, and all terms used in this Current Report on Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Proxy Statement.

Supplemental Disclosures to the Proxy Statement

The disclosure on page 37 of the Proxy Statement under the heading “The Merger - Background of the Merger” is supplemented by adding the underlined disclosure to the penultimate paragraph:

On July 2, 2024, Patterson and Patient Square entered into a non-disclosure agreement containing an 18-month standstill. This agreement permitted confidential acquisition proposals and the standstill provision became inoperative upon Patterson’s entry into the Merger Agreement. Each of the other non-disclosure agreements described below that Patterson entered during its evaluation of Patient Square’s proposal permitted confidential acquisition proposals and had standstill provisions that became inoperative upon Patterson’s entry into the Merger Agreement.

The disclosure on page 46 of the Proxy Statement under the heading “The Merger - Background of the Merger” is supplemented by adding the underlined disclosure to the last paragraph:

On December 8, 2024, as approved by the independent disinterested directors on December 6, 2024, Patterson and Guggenheim Securities signed an addendum to Guggenheim Securities’ engagement letter relating to the amount of the fees payable to Guggenheim Securities in connection with the proposed Patient Square transaction. Of the approximately $45 million transaction fee, $5 million became payable upon delivery of the Fairness Opinion with the balance payable subject to closing of the Merger. See Fairness Opinion of Guggenheim Securities, LLC (page 53).

The disclosure on page 58 of the Proxy Statement under the heading “The Merger - Patterson Financial Analysis - Patterson Standalone Financial Analysis - Discounted Cash Flow Analysis” is supplemented by adding the underlined disclosure after the second bullet in the second paragraph:

•

Guggenheim Securities used a discount rate range of 8.60% - 10.20% based on its estimate of Patterson’s weighted average cost of capital (which was estimated based on Guggenheim Securities’ (i) investment banking and capital markets judgment and experience in valuing companies similar to Patterson and (ii) application of the capital asset pricing model which requires certain (a) general inputs such as the prospective US equity risk premium and the corresponding risk-free rate and (b) company specific inputs such as the subject company’s forward looking equity beta reference range, the subject company’s assumed forward-looking capital structure and the corresponding blended cost of debt, the subject company’s prospective marginal cash income tax rate and, as applicable, the appropriate size/liquidity premium for the subject company).

The disclosure that follows the chart on pages 59 of the Proxy Statement under the heading “The Merger - Patterson Financial Analysis - Patterson Standalone Financial Analysis - Selected Public Company Analysis” is supplemented by adding the underlined disclosure:

In performing its selected public companies analysis, Guggenheim Securities selected reference ranges of trading multiples for purposes of evaluating Patterson on a public market trading basis as follows:

(i)

Enterprise Value / CY 2025 Adj. EBITDA multiple range of 5.5x - 9.5x based on CY 2025 Adj. EBITDA, which range was selected based on Guggenheim Securities’ professional judgment and experience, which resulted in a reference range of $15.50 - $31.30 per share of Patterson common stock.

(ii)

Price / CY 2025 Adj. EPS multiple range of 8.0x - 12.5x based on CY 2025 Adj. EPS, which range was selected based on Guggenheim Securities’ professional judgment and experience, which resulted in a reference range of $19.10 - $29.85 per share of Patterson common stock.

The disclosure on page 60 of the Proxy Statement under the heading “The Merger - Patterson Financial Analysis - Other Financial Reviews for Reference Information Purposes - Selected Precedent Merger and Acquisition Transactions” is supplemented by adding the underlined disclosure to the penultimate sentence of such paragraph:

Guggenheim Securities selected a reference range of transaction multiples of 9.0x - 10.0x LTM Adj. EBITDA, which range was selected based on Guggenheim Securities’ professional judgment and experience, and applied this range to Patterson’s LTM Adj. EBITDA (12/1) to calculate a reference range of implied Patterson share prices of $26.55 - $30.15 per share of Patterson common stock (rounded to the nearest $0.05 per share).

The disclosure on page 61 of the Proxy Statement under the heading “The Merger - Patterson Financial Analysis - Other Financial Reviews for Reference Information Purposes - Premiums Paid in Selected Healthcare Services Merger and Acquisition Transactions” is supplemented by adding the below chart after the last paragraph of that section:

			Implied Premium / (Discount) to(1)
Announce Date	Acquiror	Target	One Day	30-Day VWAP	52-Wk High
Nov-24	GHO, Ampersand	Avid Bioservices	14%	19%	0%
Feb-24	THL Partners	Agiliti	31%	39%	(49%)
Feb-24	Novo Holdings	Catalent	13%	28%	(44%)
Aug-23	ExactCare	Tabula Rasa Healthcare	34%	28%	19%
Jun-23	Optum	Amedisys	28%	31%	(23%)
May-23	Veritas, Elliot and Patient Square	Syneos Health	24%	21%	(52%)
Apr-23	Mars	Heska Corporation	23%	37%	(19%)
Feb-23	CVS Health	Oak Street Health	73%	81%	29%
Sep-22	CVS Health	Signify Health	78%	97%	14%
Jul-22	Amazon	1Life Healthcare	117%	115%	(46%)
Jul-22	Patient Square Capital	Hanger	26%	29%	(26%)
May-22	TPG and CD&R	Covetrus	38%	38%	(26%)
Mar-22	Optum	LHC Group	8%	21%	(22%)
Jan-22	Owens & Minor	Apria	26%	24%	(2%)
Jan-21	Centene	Magellan Health	15%	18%	11%
Oct-20	Nautic Partners	American Renal Associates	66%	79%	11%
Dec-18	Centerbridge	Civitas Solutions	21%	18%	(10%)
Jul-18	Apollo	LifePoint Health	36%	28%	(1%)
Jun-18	KKR	Envision Healthcare	9%	6%	(37%)
May-18	Zoetis	Abaxis	16%	19%	9%
Dec-17	Humana, TPG, WCAS	Kindred Healthcare	15%	9%	(40%)
Aug-17	KKR, Walgreens Boots Alliance	PharMerica Corporation	30%	21%	(17%)
May-17	Avantor	VWR	17%	20%	6%
Jan-17	Mars	VCA	31%	41%	27%
Nov-16	Wellcare Health Plans	Universal American	12%	27%	12%
Oct-16	Blackstone	Team Health Holdings	33%	31%	(31%)
Apr-16	Leonard Green & Partners	ExamWorks Group	4%	15%	(21%)
Aug-15	Team Health Holdings	IPC Healthcare	37%	46%	37%
Jan-15	AmerisourceBergen	MWI Veterinary Supply	8%	12%	2%
75th Percentile			35%	39%	11%
Mean			30%	34%	(10%)
Median			26%	28%	(10%)
25th Percentile			14%	19%	(28%)

Source: Wall Street research, company public filings and FactSet as of December 9, 2024.

Note: Volume Weighted Average Prices (“VWAP”) based on trading days. Excludes healthcare information technology transactions.

(1)	Implied premium to unaffected closing stock price prior to transaction speculation or announcement that the company is evaluating strategic alternatives.

The disclosure on page 61 of the Proxy Statement under the heading “The Merger - Patterson Financial Analysis - Other Financial Reviews for Reference Information Purposes – LBO Analysis” is supplemented by adding the underlined disclosure to such paragraph:

Guggenheim Securities performed an illustrative analysis of the implied price per share of Patterson common stock that could theoretically be paid by a financial sponsor. The LBO assumed (i) a refinancing of the off balance sheet liabilities consistent with Patient Square’s committed financing package, which consists of a $900 million asset-based lending facility, a $1,850 million senior secured term loan and $500 million of senior secured notes, and (ii) the Patterson-Provided Financial Projections were adjusted, after conversations with management, to reflect the positive P&L impact associated with bringing the off-balance sheet facilities onto Patterson’s balance sheet as well as additional cost savings. The LBO analysis resulted in a reference range of $25.85—$32.95 per share of Patterson common stock.

The disclosure on page 66 of the Proxy Statement under the heading “The Merger - Leadership of the Company Following the Merger” is supplemented by adding the underlined disclosure to the last sentence of such paragraph:

Although no agreements have been entered into at this time with any of the Company’s executive officers and no discussions or negotiations have taken place to date, prior to or following the completion of the Merger, they may enter into new agreements or amendments to existing arrangements with Parent or one of its affiliates regarding their employment with the Company after the Merger.

Forward-Looking Statements

This report contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning the proposed Merger and the ability to consummate the proposed Merger, our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this report. These uncertainties include, but are not limited to, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory and shareholder approvals, satisfy the other conditions to the consummation of the Merger or complete necessary financing arrangements; the risk that the Merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger; our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; adverse changes in supplier rebates or other purchasing incentives; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks inherent in our growing use of artificial intelligence systems to automate processes and analyze data; adverse impacts of wide-spread public health concerns as we experienced with the COVID-19 pandemic and may experience in the future; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies

(including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference in our Annual Report on Form 10-K for the year ended April 27, 2024 filed with the SEC on June 18, 2024, our definitive proxy statement for our 2024 annual meeting of shareholders filed with the SEC on August 2, 2024, our definitive proxy statement for our 2025 special meeting of sharesholders filed with the SEC on February 27, 2025 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The information contained in this report is made only as of the date hereof, even if subsequently made available on our website or otherwise.

Additional Information and Where to Find It

This communication relates to the proposed Merger of Merger Sub with and into Patterson. On February 27, 2025, Patterson filed with the SEC and commenced mailing to shareholders the definitive proxy statement and a proxy card with respect to a special meeting of shareholders to be held on April 1, 2025 to approve the Merger. Shareholders of Patterson are urged to read the definitive proxy statement and other relevant materials filed with the SEC because they contain important information about Patterson, Parent, Merger Sub and the Merger. Shareholders may obtain a free copy of these materials and other documents filed by Patterson with the SEC at the SEC’s website at www.sec.gov, at Patterson’s website at www.pattersoncompanies.com or by sending a written request to our Corporate Secretary at our principal executive offices at 1031 Mendota Heights Road, St. Paul, MN 55120.

Participants in the Solicitation

Patterson, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the Merger. Information regarding the Company’s directors and executive officers is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the year ended April 27, 2024 filed with the SEC on June 18, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/891024/000089102424000008/pdco-20240427.htm) and (ii) the “Item No. 1 – Election of Directors,” “Compensation Discussion and Analysis,” and “Security Ownership of Certain Beneficial Owners” section of Patterson’s definitive proxy statement for its 2024 Annual Meeting of Shareholders (the “Annual Meeting Proxy Statement”) filed with the SEC on August 2, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/891024/000114036124035443/pdco-20240916.htm). To the extent that holdings of Patterson’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of Patterson’s shareholders in connection with the Merger, and their direct or indirect interests, by securities, holdings or otherwise, are set forth in the definitive proxy statement and other materials relating to the Merger as filed with the SEC. You may obtain free copies of these documents using the sources indicated above in Additional Information and Where to Find It.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: March 24, 2025

	By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary